UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

ENTEST BIOMEDICAL, INC.

(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2012 Entest BioMedical, Inc. (the “Company”) entered into an Equity Purchase Agreement (the "Purchase Agreement") and Registration Rights Agreement (the "Rights Agreement") with Southridge Partners II, LP, a Delaware limited partnership ("Southridge").

Under the terms of the Purchase Agreement, Southridge will purchase, at the Company's election, up to $10,000,000 of the Company's registered common stock (the "Shares"). During the term of the Purchase Agreement, the Company may at any time deliver a "put notice" to Southridge thereby requiring Southridge to purchase a certain dollar amount of the Shares. Simultaneous with the delivery of such Shares, Southridge shall deliver payment for the Shares. Subject to certain restrictions, the purchase price for the Shares shall be equal to 91% of the average of the two lowest Closing Prices during the Valuation Period as such capitalized terms are defined in the Agreement.

The number of Shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Southridge may not execute any short sales of the Company's common stock.

The Agreement shall terminate (i) on the date on which Southridge shall have purchased Shares pursuant to this Agreement for an aggregate Purchase Price of $10,000,000, or (ii) on the date occurring 24 months from the date on which the Agreement was executed and delivered by the Company and Southridge.

Under the terms of the Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Shares within 90 days of February 27, 2012. The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when Southridge may sell all the Shares under Rule 144 without volume limitations, or (iii) the date Southridge no longer owns any of the Shares.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement and Rights Agreement, copies of which appear as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated by reference to this Item 1.01.

The Company has also agreed to pay the following to Capital Path Securities LLC for acting as the Company’s exclusive advisor and placement agent in connection with the Agreement and Rights Agreement:

1)

The sum of $3,000 per month for two consecutive months

2)

A cash placement fee of 5% of funds received by the Company through the sale of Shares to Southridge as such funds are received by the Company

3)

3,000,000 shares of the Company’s common stock (“Placement Shares”). The company has agreed to register the Placement Shares under the Securities Act of 1933 at the same time and pursuant to the same registration statement as the Shares to be issued pursuant to the Agreement.

On February 27, 2012 the Company agreed, for no additional consideration, to modify the terms and conditions of $85,088 (“Principal Debt”) and $3,710 in accrued interest (“Accrued”) owed by the Company to Southridge to allow for the conversion by Southridge of the aggregate amount of $88,798 (“Aggregate Southridge Indebtedness”) into shares of the Company’s common stock pursuant to the following terms and conditions:

The Aggregate Southridge Indebtedness shall be convertible at Southridge’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Southridge’s brokerage account and confirmation has been received that Southridge may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares shall be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price. The company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

The Aggregate Southridge Indebtedness was purchased by Southridge from unaffiliated creditors of the company on February 29, 2012. The Aggregate Southridge Indebtedness is payable upon demand of the creditor and incurs simple interest at the rate of 10% per annum.

Principal indebtedness of $56,500 was incurred by the Company prior to May 10, 2011, principal indebtedness of $29,000 was incurred by the Company prior to May 18, 2011 and interest of $3,710 was accrued by the Company prior to July 31, 2011.

Item 1.02 Termination of a Material Definitive Agreement.

On February 22, 2012 the Company terminated that agreement (“Agreement”)  by and between  the Company and Titterington Veterinary Services, Inc, Dr. Ronald Titterington,  DVM  and Dr. Kathy Snell, DVM (collectively the “Titterington Parties”)   to purchase certain intellectual property related to the operation of a veterinary clinic (“Clinic”) as well as the rights to 97% of all revenue generated by the Clinic (“Revenue Share”)  over a period of seven years (“Titterington Covenant”) from the execution of the Agreement.

On February 22, 2012 the Company terminated that commercial lease by and between the Company and Red Otter LLC for the rental of a 7800 square foot facility to be utilized in the operation of the Clinic (“Buyer lease”)

Pursuant to the Agreement, the Company issued to the Titterington parties 2,500,000 shares of the Company’s common stock  (“Purchase Shares”) and agreed to directly pay (in regards to expenses incurred in connection with the Buyer Lease) or reimburse the Seller for certain  expenses (“Buyer Expense Obligation”) over the term of the Titterington Covenant.

On February 22, 2012 the Company terminated the Agreement pursuant to a provision of the Agreement effectively permitting termination at the Company’s option in the event that the Company’s Buyer Expense Obligation exceeds the Company’s Revenue Share by 25% over any one month period.

The Company terminated the Buyer Lease pursuant to a provision effectively permitting termination at the Company’s option in the event that the Agreement is terminated at the Company’s option.

The Company has demanded from the Titterington parties the return of the Purchase Shares in accordance with the terms and conditions of the Agreement.

Item 5.03 Amendments to Articles of Incorporation

On February 23, 2012 the Company amended Article 4 of the Company’s Articles of Incorporation to be and read as follows:

“4.     Authorized Shares:

The aggregate number of shares, which the corporation shall have authority to issue, shall consist of 500,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value.  The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders.  The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors- The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.”

This Amendment to the Company’s Articles of Incorporation increased the number of common shares the Company is authorized to issue from 75,000,000 to 500,000,000.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Ex.10.1	EQUITY PURCHASE AGREEMENT
Ex.10.2	Registration Rights Agreement
Ex.10.3*	Agreement and Buyer Lease
Exhibit 3(i)	Text of Amendment to Certificate of Incorporation

* Incorporated by reference to Exhibit 10.1 of Form 8-K dated November7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David R. Koos

David R. Koos

Chief Executive Officer

Dated: February 29, 2012